UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

GREENHOUSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-2903011
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5171 Santa Fe Street, Suite I
San Diego, California 92109
(Address of principal executive offices)

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-156611 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share
(Title of class)

Item 1.  Description of Registrant’s Securities to be registered

Incorporated by reference to the information set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form S-1, as amended (SEC File No. 333-156611).

Item 2. Exhibits

  The following exhibits are filed as a part of this Registration Statement:

3.1	Amended and Restated Articles of Incorporation of GreenHouse Holdings, Inc. (1)

3.2	Bylaws of GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (2)

4.1	Form of common stock Certificate of GreenHouse Holdings, Inc., f/k/a Custom Q, Inc. (2)

10.3	2010 Equity Incentive Plan (1)

(1)  Incorporated by reference to exhibits on Registrant’s Form 8-K (SEC File No. 333-156611) filed January 13, 2010.

(2)  Incorporated by reference to exhibits on Registrant’s Registration Statement on Form S-1(SEC File No. 333-156611) filed January 7, 2009.

* Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHOUSE HOLDINGS, INC.
(Registrant)

Date: January 12, 2011	By:

/s/ Justin Farry
Name: Justin Farry
Title: Chief Financial Officer